UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2007 (September 20, 2007)

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian District, Shenzhen, China, 100020

(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2007, China Security & Surveillance Technology, Inc. (the “Company”) and Golden Group Holdings (Shenzhen) Limited, a corporation incorporated under the laws of the People’s Republic of China and an indirectly wholly-owned subsidiary of the Company (“Golden”), entered into an Exclusive Cooperation Agreement (the “Agreement”) with Shenzhen Chuang Guan Intelligence Network Technology Co., Ltd., a corporation incorporated in the People’s Republic of China which is engaged in the business of system integration (“Chuang Guan”), pursuant to which the parties have agreed, among other things, that Golden will provide various services to Chuang Guan, including training services, provision of technology licenses, equipments, consultations, workforces and other related services. Chuang Guan will subcontract all its work to Golden or its designees to the extent permitted by the PRC laws and regulations either at the face value of the contract or at the face value of the contract minus the costs or expenses incurred by Chuang Guan. Chuang Guan agrees to add Golden’s name into its market materials and any of its marketing and business development activities will be conducted either in the name of both Chuang Guan and Golden or through a joint venture established by the parties. In addition, the Company and Golden have agreed to pay a total consideration of approximately $9.57 million to Chuang Guan, consisting of RMB 5 million (approximately $0.66 million) in cash and $8.91 million in share of the Company’s common stock (466,500 shares, valued at $19.094/share based on the 20-day average closing price of the Company’s stock prior to the signing of the Agreement), which will be issued to Chuang Guan or its designees within 90 days after the signing of the Agreement. The term of the Agreement is 20 years which is automatically renewable for another 20 years unless terminated by Golden.

The description of the Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Agreement. A copy of the Agreement is attached hereto as an exhibit 10.1 and is hereby incorporated by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

The information pertaining to the Company’s shares of common stock in Item 1.01 is incorporated herein by reference in its entirety. The shares of the Company’s common stock issuable to Chuang Guan under the Agreement have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	English Translation of the Exclusive Cooperation Agreement, dated September 20, 2007, among the Company, Golden and Chuang Guan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: September 26, 2007

/s/ Tu Guo Shen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	English Translation of the Exclusive Cooperation Agreement, dated September 20, 2007, among the Company, Golden and Chuang Guan.